UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.

On August 4, 2011, Synta Pharmaceuticals Corp. (the “Company”) filed a shelf registration statement on Form S-3 (File No. 333-176022), which was declared effective by the Securities and Exchange Commission on August 19, 2011 (the “Registration Statement”).  In connection with the filing of the Registration Statement, the Company obtained waivers of the registration rights held by the parties to the Company’s Amended and Restated Investor Rights Agreement, dated December 13, 2002, as amended (the “Investor Rights Agreement”).  In consideration of these waivers, on November 30, 2011, the Company and the parties to the Investor Rights Agreement, including Keith Gollust and Bruce Kovner, directors of the Company, entered into the Third Amendment to the Investor Rights Agreement (the “Amendment”), pursuant to which the termination date of the registration rights provided for therein was extended from February 9, 2012 to February 9, 2015.

The foregoing is a summary description of the terms and conditions of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1

Third Amendment, dated November 30, 2011, to the Amended and Restated Investor Rights Agreement, dated December 13, 2002, as amended, by and among Synta Pharmaceuticals Corp. and certain stockholders of Synta Pharmaceuticals Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: December 1, 2011	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment, dated November 30, 2011, to the Amended and Restated Investor Rights Agreement, dated December 13, 2002, as amended, by and among Synta Pharmaceuticals Corp. and certain stockholders of Synta Pharmaceuticals Corp.